CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees of
Franklin Strategic Series

We consent to the incorporation by reference in Post-Effective Amendment No. 19 to the Registration Statement of Franklin Strategic Series on Form N-1A File Nos. 33-39088 and 811-6243 of our report dated June 2, 1995 on our audit of the financial statements and financial highlights of Franklin Strategic Series, which report is included in the Annual Report to Shareholders for the year ended April 30, 1995, which is incorporated by reference in the Registration Statement.



                          /s/ COOPERS & LYBRAND L.L.P.



San Francisco, California
March 25, 1996